CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 29, 2008 appearing in the Annual Report on Form 10-K of Single Touch Systems, Inc. for the year ended September 30, 2008 and to the reference to our Firm in this Registration Statement.

/s/Weaver & Martin LLC Weaver & Martin LLC Kansas City, Missouri December 4, 2009